  EXHIBIT 99.1

BODY AND MIND INC.

Pro Forma Consolidated Financial Statements

As of April 30, 2023,

for the nine months ended April 30, 2023 and the year ended July 31, 2022

Expressed in U.S. dollars

(Unaudited)

Body and Mind Inc. Pro Forma Consolidated Statement of Financial Position (Expressed in U.S. dollars, unless otherwise stated) (Unaudited)

	Body and Mind Inc.	Pro Forma		Pro Forma as at
As of	April 30, 2023	Adjustments	Notes	April 30, 2023
Assets
Current assets
Cash	$2,665,516	8,225,000	2A	10,762,357
		(128,159)	2A
Accounts receivable	782,238	-		782,238
Interest receivable on convertible loan	276,000	-		276,000
Prepaids	751,148	(80,540)	2A	670,608
Inventory	2,711,626	(234,792)	2A	2,476,834
Loan receivable	20,804	-		20,804
Total current assets	7,207,332	7,781,509		14,988,841
Deposit	50,519	-		50,519
Convertible loan receivable	1,609,088	-		1,609,088
Property and equipment, net	5,347,159	(494,660)	2A	4,852,499
Operating lease right-of-use assets	7,509,730	(166,121)	2A	7,343,609
Brand and licenses, net	10,888,159	(1,967,831)	2A	8,920,328

Total Assets	$32,611,987	5,152,897		37,764,884

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,839,554	(297,234)	2A	3,542,320
Accrued liabilities	318,568	-		318,568
Income taxes payable	5,277,165	-		5,277,165
Due to related parties	148,339	-		148,339
Loans payable	28,656	-		28,656
Current portion of operating lease liabilities	1,138,855	(31,690)	2A	1,107,165
Total current liabilities	10,751,137	(328,924)		10,422,213
Long-term operating lease liabilities	8,756,001	(138,434)	2A	8,617,567
Loans payable	7,766,060	-		7,766,060
Convertible debentures – related parties, net	2,450,671	-		2,450,671
Income taxes payable	966,992	-		966,992
Deferred tax liability	342,137	-		342,137

Total Liabilities	31,032,998	(467,358)		30,565,640

Stockholders’ equity
Capital stock	14,663	-		14,663
Additional paid-in capital	55,018,951	-		55,018,951
Accumulated other comprehensive income	1,176,006	-		1,176,006
Accumulated deficit	(55,462,822)	5,620,255	2A	(49,842,567)
Total stockholders’ equity attributable to shareholders	746,798	5,620,255		6,367,053
Non-controlling interest	832,191	-		832,191

Total stockholders’ equity	1,578,989	5,620,255		7,199,244

Total Liabilities and stockholders’ equity	$32,611,987	5,152,897		37,764,884

The accompanying notes are an integral part of the pro forma consolidated financial statements

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Body and Mind Inc. Pro Forma Consolidated Statement of Loss and Comprehensive Loss (Expressed in U.S. dollars, unless otherwise stated) (Unaudited)

	Body and Mind Inc.	Pro Forma		Pro Forma as at
For the nine months ended	April 30, 2023	Adjustments	Notes	April 30, 2023

Sales	$22,886,446	(5,162,288)	2A	17,724,158
Cost of sales	(16,903,718)	3,033,823	2A	(13,869,895)
Gross profit	5,982,728	(2,128,465)		3,854,263

Operating expenses
Accounting and legal	884,052	1,145	2A	885,197
Business development	754,364	-		754,364
Consulting fees	502,920	-		502,920
Depreciation	1,075,985	(239,765)	2A	836,220
Lease expense	1,006,189	(38,439)	2A	967,750
Licenses, utilities and office administration	3,523,126	(391,666)	2A	3,131,460
Management fees	304,152	-		304,152
Salaries and wages	3,300,611	(437,247)	2A	2,863,364
Total operating expenses	(11,351,399)	1,105,972		(10,245,427)

Net operating loss	(5,368,671)	(1,022,493)		(6,391,164)
Other income (expenses)
Foreign exchange, net	1,013	-		1,013
Gain on fair value adjustment of convertible loan	359,088	-		359,088
Interest expense	(1,291,069)	1,248	2A	(1,289,821)
Interest income	54,000	-		54,000
Loss on impairment	(944,015)	-		(944,015)
Other income	72,203	(1,715)	2A	70,488
Gain on disposition	-	6,631,273	2A	6,631,273
Total other expenses	(1,748,780)	6,630,806		4,882,026

Net loss before income tax	(7,117,451)	5,608,313		(1,509,138)
Income tax expense	(2,185,164)	11,942	2A	(2,173,222)
Net loss	$(9,302,615)	$5,620,255		$(3,682,360)
Other comprehensive income
Foreign currency translation adjustment	(48,087)	-		(48,087)
Comprehensive loss	$(9,350,702)	$5,620,255		$(3,730,447)

Net income (loss) attributable to:
Body and Mind Inc.	(9,659,796)	5,620,255		(4,039,541)
Non-controlling interest	357,181	-		357,181

Comprehensive loss attributable to:
Body and Mind Inc.	(9,707,883)	5,620,255		(4,087,628)
Non-controlling interest	357,181	-		357,181

Loss per share – basic and diluted	$(0.07)	$0.04		$(0.03)

Weighted average number of shares outstanding – basic and diluted	130,203,817	130,203,817		130,203,817

The accompanying notes are an integral part of the pro forma consolidated financial statements

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Body and Mind Inc. Pro Forma Consolidated Statement of Loss and Comprehensive Loss (Expressed in U.S. dollars, unless otherwise stated) (Unaudited)

	Body and Mind Inc.	Pro Forma		Pro Forma as at
For the year ended	July 31, 2022	Adjustments	Notes	July 31, 2022

Sales	$31,638,163	(8,025,889)	2A	23,612,274
Cost of sales	(20,694,217)	4,639,143	2A	(16,055,074)
Gross profit	10,943,946	(3,386,746)		7,557,200

Operating expenses
Accounting and legal	948,719	(57,184)	2A	891,535
Business development	669,471	-		669,471
Consulting fees	967,860	-		967,860
Depreciation and amortization	1,490,516	(320,190)	2A	1,170,326
Lease expense	856,697	(51,254)	2A	805,443
Licenses, utilities and office administration	4,627,009	(628,648)	2A	3,998,361
Management fees	559,937	-		559,937
Salaries and wages	4,343,237	(512,457)	2A	3,830,780
Total operating expenses	(14,463,446)	1,569,733		(12,893,713)

Net operating loss	(3,519,500)	(1,817,013)		(5,336,513)

Other income (expenses)
Foreign exchange, net	323	-		323
Interest expense	(1,372,208)	229	2A	(1,371,979)
Interest income	72,000	-		72,000
Loss on impairment	(20,517,192)	-		(20,517,192)
Loss on settlement	(460,001)	-		(460,001)
Other income	161,639	(14,182)	2A	147,457
Gain on disposition	-	6,859,025	2A	6,859,025
Total other expenses	(22,115,439)	6,845,072		(15,270,367)

Net loss before income tax	(25,634,939)	5,028,059		(20,606,880)
Income tax expense	(2,593,165)	74,233	2A	(2,518,932)
Net loss	(28,228,104)	5,102,292		(23,125,812)
Other comprehensive income
Foreign currency translation adjustment	96,380	-		96,380
Comprehensive loss	(28,131,724)	5,102,292		(23,029,432)

Net income (loss) attributable to:
Body and Mind Inc.	(28,676,516)	5,102,292		(23,574,224)
Non-controlling interest	448,412	-		448,412

Comprehensive loss attributable to:
Body and Mind Inc.	(28,580,136)	5,102,292		(23,477,844)
Non-controlling interest	448,412	-		448,412

Loss per share – basic and diluted	(0.25)	(0.04)		(0.21)

Weighted average number of shares outstanding – basic and diluted	112,209,254	112,209,254		112,209,254

The accompanying notes are an integral part of the pro forma consolidated financial statements

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Body and Mind Inc. Notes to the Pro Forma Consolidated Financial Statements (Expressed in U.S. dollars, unless otherwise stated) (Unaudited)

1. BASIS OF PRESENTATION

The unaudited pro forma consolidated statement of financial position of Body and Mind Inc. (“BAM” or the “Company”) has been prepared by management in accordance with accounting principles generally accepted in the United States of America for inclusion in Form 8-K, Item 2.01.

These pro forma consolidated financial statements include:

A.

A pro forma consolidated statement of financial position as of April 30, 2023 prepared from the unaudited consolidated statement of financial position of the Company as of April 30, 2023 giving effect as if the disposition of NMG OH 1, LLC (“NMG OH”), as described in Note 2, occurred on April 30, 2023.

B.

A pro forma consolidated statement of loss and comprehensive loss for the nine months ended April 30, 2023 prepared from the unaudited consolidated statement of loss and comprehensive loss of the Company, as if the disposition of NMG OH occurred on August 1, 2022.

C.

A pro forma consolidated statement of loss and comprehensive loss for the year ended July 31, 2022 prepared from the audited consolidated statement of loss and comprehensive loss of the Company, as if the disposition of NMG OH occurred on August 1, 2021.

The unaudited pro forma interim consolidated financial statements are not necessarily indicative of the financial position and the financial results that may be attained in the future. The actual pro forma adjustments will depend on a number of factors which could result in a change to the unaudited pro forma interim consolidated financial statements and should be read in conjunction with the financial information referred to above.

The unaudited pro forma interim consolidated financial statements have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of the Company for the year ended July 31, 2022  It is management’s opinion that the unaudited pro forma interim consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the disposition of NMG OH 1, LLC by the Company on a basis consistent with the Company accounting policies.

Amounts in these pro forma interim consolidated financial statements are denominated in U.S. dollars.

No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the disposition.  The pro forma consolidated financial statements does not reflect non-recurring charges or credits directly attributable to the transaction.

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Body and Mind Inc. Notes to the Pro Forma Consolidated Financial Statements (Expressed in U.S. dollars, unless otherwise stated) (Unaudited)

2. PRO FORMA ASSUMPTIONS

The unaudited pro forma consolidated interim financial statements gives effect to the following transactions and assumptions, which are presented in the adjusting entries column:

A.	Disposition of NMG OH 1, LLC

Pursuant to the equity purchase agreement with FarmaceuticalRX, LLC (the “Purchaser”), DEP agreed to sell all of the issued and outstanding interests, equity, or profit interests (the “Interests”) in NMG OH 1, LLC (“NMG OH”), which owns and operates the Body and Mind Ohio dispensary, to the Purchaser. The Body and Mind Ohio dispensary opened in 2019 and has now been sold to the Purchaser for an initial purchase price for the Interests of US$8.225 million, subject to a working capital adjustment and other customary adjustments. The transaction also includes a contingent of a US$2.5 million bonus payment to DEP for each additional dispensary license granted to NMG OH by the State of Ohio Board of Pharmacy in the future (excluding any adult use license for the existing dispensary).

Gain on disposition is calculated as the difference between the proceeds of $8,225,000 and the net assets of NMG OH as of April 30, 2023 or July 31, 2022, as applicable.

Contingent bonus payments are not considered in these pro forma interim consolidated financial statements due to the uncertainties.

Income tax provisions for the period ended April 30, 2023 or the year ended July 31, 2022 have not been recalculated to determine the portion allocable to NMG OH for the purposes of these unaudited pro forma adjustments.

3. LOSS PER SHARE – BASIC AND DILUTED

The calculation of the pro forma consolidated basic and diluted loss per share in the pro forma consolidated statement of loss and comprehensive loss for the nine months ended April 30, 2023 and for the year ended July 31, 2022 are based upon the same calculation as described in the respective consolidated financial statements of the Company.  There were no shares issued as part of the transaction.

4. PRO FORMA STATUTORY INCOME TAX RATE

No provision for loss carry-forward and the resulting income tax benefit has been made for the combined entity in the unaudited pro forma consolidated interim financial statements.   The tax rate is expected to be 21%.

5. PRO FORMA EQUITY STRUCTURE

The equity structure remains the same and there are no effect to the capital stock and or any other equity accounts arising from the disposition of the NMG OH.

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